EXHIBIT ITEM 24(b)(9)

                  OPINION & CONSENT OF JOSEPH P. DECRESCE, ESQ.


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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (File No. 033-87376) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity The Phoenix Edge-VA, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contract, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contract.

Based upon this review, I am of the opinion that the contract, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.



Very truly yours,



/s/ Joseph P. DeCresce
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Joseph P. DeCresce, Esq.
Counsel
PHL Variable Insurance Company




Dated: July 26, 2005